Exhibit 10.4(a)

MAY 15, 2014 AMENDMENT

TO THE

VACCINEX, INC.

2011 EMPLOYEE EQUITY PLAN

Section 3 of the Vaccinex, Inc. 2011 Employee Equity Plan (the “Plan”) is hereby amended to read in its entirety as follows:

“There shall (subject to Section 15) be 1,248,080 shares of Stock reserved for use under this Plan. In addition, the number of shares of Stock of Vaccinex subject to awards outstanding under the Company’s 2001 Employee Equity Plan (the “2001 Plan”), which number shall not exceed 2,850,000, that are recovered or not issued by Vaccinex will be available for issuance under this Plan, as further described in this Section. No more than 4,098,080 shares of Stock shall (subject to Section 15) be issued in connection with the exercise of ISOs. Such shares of Stock shall be reserved to the extent that Vaccinex deems appropriate from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by Vaccinex in accordance with the following terms. Any shares of Stock subject to an Option or Stock Grant issued under the 2001 Plan or this Plan that remain unissued after the cancellation or expiration of such Option or Stock Grant for another Option or Stock Grant or which are forfeited after issuance and any shares of Stock subject to issuance under a Stock Appreciation Right issued under the 2001 Plan or this Plan which remain unissued after the cancellation or expiration of such Stock Appreciation Right thereafter shall again become available for issuance under this Plan, but any shares of Stock used to satisfy a withholding obligation shall not again be available for use under this Plan. If shares of Stock are tendered to Vaccinex in satisfaction of any condition to a Stock Grant issued under the 2001 Plan or this Plan, such shares thereafter shall become available for issuance under this Plan and shall be treated the same as any other shares available for issuance under this Plan. Upon payment in shares of Stock pursuant to the exercise of a Stock Appreciation Right issued under the 2001 Plan or this Plan, the number of shares available for issuance under this Plan shall be reduced only by the number of shares actually issued in such payment. If the Option Price of an Option issued under the 2001 Plan or this Plan is paid by tender to Vaccinex, or attestation to the ownership, of shares of Stock owned by the Key Employee or Director, or by withholding shares of Stock otherwise issuable to the Key Employee or Director in connection with the exercise of the Option, the number of shares available for issuance under this Plan shall be reduced by the net number of shares for which the Option is exercised.”

The other provisions of the Plan shall remain the same.

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The undersigned, being the President of Vaccinex, Inc. (the “Corporation”), hereby certifies this document to be a true and correct copy of the “May 15, 2014 Amendment to the Vaccinex, Inc. 2011 Employee Equity Plan,” as adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation.

January 30, 2015

/s/ Maurice Zauderer

Maurice Zauderer, President